PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Dan Rollins
Prosperity Bank Plaza	President and Chief Operating Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®
REPORTS STRONG 2010
EARNINGS

•	4Q 2010 Earnings Per Share of $0.70 (diluted)
•	Non-Performing Assets Declined to 0.20% of 4Q Average Earning Assets
•	Total Risk Based Capital is 14.87%
•	Tier 1 Leverage Capital is 6.87%
•	4Q 2010 Loans Increased $71.2 million or 8.3% Annualized Growth

HOUSTON, January 21, 2011. Prosperity Bancshares, Inc.® NASDAQ: (PRSP), the parent company of Prosperity Bank®, reported net income for the quarter ended December 31, 2010 of $32.798 million or $0.70 per diluted common share, an increase in net income of $2.229 million or 7.3%, compared with $30.569 million or $0.65 per diluted common share for the same period in 2009.  Prosperity also reported net income for the year ended December 31, 2010 of $127.708 million or $2.73 per diluted common share, up 14.2% from 2009 net income of $111.879 million and up 13.3% from 2009 diluted earnings per common share of $2.41.

“I am very proud of our performance in 2010,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer.  “Our company’s performance last year set records for net income and earnings per share.  Additionaly, our team is beginning to see traction on our loan growth initiative.

Our performance last year confirms our continued belief in building customer relationships one customer at a time with experienced bankers in the markets we serve.  We are looking forward to 2011 and will maintain our focus on building shareholder value.

Looking forward, we believe the current environment provides an excellent opportunity for our bank. We believe our bank is in an enviable position from almost every standpoint. We have strong earnings, sound asset quality, 175 banking locations throughout one of the fastest growing states in the nation along with dedicated, experienced customer focused associates.

We intend to capitalize on the current environment as we continue to solicit new loan customers while taking care of our existing customer’s growth needs. We believe that many of our competitors are limited as to the loans they can make due to factors such as a concentration in commercial real estate loans, or asset quality issues which divert their attention from developing new opportunities. Our team is actively calling on existing customers and prospects. With this focus, we intend to grow in this challenging period,” concluded Zalman.

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio.  Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Results of operations for the three months ended December 31, 2010

For the three months ended December 31, 2010, net income was $32.798 million compared with $30.569 million for the same period in 2009.  Net income per diluted common share was $0.70 for the three months ended December 31, 2010 compared with $0.65 for the same period in 2009. Returns on average assets, average common equity and average tangible common equity for the three months ended December 31, 2010 were 1.41%, 9.08% and 26.70%, respectively.  Prosperity’s efficiency ratio (excluding net gains and losses on the sale of assets) was 44.13% for the three months ended December 31, 2010.

Net interest income before provision for credit losses for the quarter ended December 31, 2010 decreased 0.7% to $79.509 million compared with $80.089 million during the same period in 2009. The decrease was attributable primarily to lower yields on investment securities.  The net interest margin on a tax equivalent basis decreased to 3.99% for the three months ended December 31, 2010 compared with 4.24% for the same period in 2009.

Non-interest income decreased $806 thousand or 5.5% to $13.905 million for the three months ended December 31, 2010 compared with $14.711 million for the same period in 2009.  The decrease was mainly attributable to an increase in losses on the sale of other real estate owned (“ORE”).

Non-interest expense increased $1.051 million or 2.6% to $41.227 million for the fourth quarter of 2010 compared with $40.176 million for the fourth quarter of 2009.  The increase was mainly attributable to increased salaries and benefits resulting from the First Bank and U.S. Bank acquisitions.

Balance Sheet Data (at period end)	Dec 31, 2010	Sept 30, 2010	Dec 31, 2009
(In Thousands)	(Unaudited)	(Unaudited)	(Unaudited)

Loans:
Acquired with U.S. Bank branches	$28,379	$28,814	--
Acquired with First Bank branches	53,982	53,653	--
All other	3,402,662	3,331,352	3,376,703
Total Loans	$3,485,023	$3,413,819	$3,376,703

Deposits:
Acquired with U.S. Bank branches	$283,478	$312,335	--
Acquired with First Bank branches	355,049	414,412	--
All other	6,816,393	6,764,833	7,258,550
Total Deposits	$7,454,920	$7,491,580	$7,258,550

Loans at December 31, 2010 were $3.485 billion, an increase of $108.320 million or 3.2%, compared with $3.377 billion at December 31, 2009.  Loans increased 2.1% or $71.204 million on a linked quarter basis compared with loans of $3.414 billion at September 30, 2010.  As reflected in the table below, linked quarter loans for the fourth quarter of 2010 were impacted by the loans acquired in connection with the U.S. Bank and First Bank acquisitions.  Excluding the loans acquired in these acquisitions, linked quarter loans increased 8.6% on an annualized basis.

Deposits at December 31, 2010 were $7.455 billion, an increase of $196.370 million or 2.7%, compared with $7.259 billion at December 31, 2009.  Linked quarter deposits decreased $36.660 million or 0.5% from $7.492 billion at September 30, 2010.  As reflected in the table below, linked quarter deposits for the fourth quarter of 2010 were impacted by the deposits assumed in connection with the U.S. Bank and First Bank acquisitions. Excluding the deposits assumed in these acquisitions, linked quarter deposits increased 3.1% on an annualized basis.

Average loans increased 0.9% or $32.169 million to $3.422 billion for the quarter ended December 31, 2010 compared with $3.390 billion for the same period of 2009.  Linked quarter average loans increased 0.4% or $13.376 million from $3.408 billion at September 30, 2010. Average deposits increased 5.1% to $7.453 billion for the quarter ended December 31, 2010 compared with $7.089 billion for the same period of 2009.  Linked quarter average deposits decreased 2.0% or $155.109 million from $7.608 billion at September 30, 2010.

At December 31, 2010, construction loans totaled $502.327 million, consisting of approximately $118 million of single family residential construction loans; $53 million of land development loans; $64 million of raw land loans; $89 million of residential lot loans; $52 million of commercial lot loans; and $126 million of commercial construction and other construction loans.  This is an increase of $3.927 million from construction loans at September 30, 2010.

At December 31, 2010, Prosperity had $9.477 billion in total assets, $3.485 billion in loans and $7.455 billion in deposits. Assets, loans and deposits at December 31, 2010 increased by 7.1%, 3.2% and 2.7%, respectively, compared with their level at December 31, 2009.

Results of operations for the twelve months ended December 31, 2010

For the twelve months ended December 31, 2010, net income was $127.708 million compared with $111.879 million for the same period in 2009.  Net income per diluted common share was $2.73 for the twelve months ended December 31, 2010 compared with $2.41 for the same period in 2009.

Returns on average assets, average common equity and average tangible common equity for the twelve months ended December 31, 2010 were 1.38%, 9.08% and 27.40%, respectively.  Prosperity’s efficiency ratio (excluding net gains and losses on the sale of assets) was 44.83% for the twelve months ended December 31, 2010.

Net interest income before provision for credit losses for the twelve months ended December 31, 2010 increased $11.047 million or 3.6%, to $318.148 million compared with $307.101 million during the same period in 2009. The increase was attributable primarily to a 4.8% increase in average earning assets and lower deposit pricing.

Non-interest income decreased $6.264 million or 10.4% to $53.833 million for the twelve months ended December 31, 2010 compared with $60.097 million for the same period in 2009.  The decrease was mainly attributable to an increase in net loss on sale of ORE and decreases in service charges on deposit accounts resulting from a decrease in NSF fees.

Non-interest expense decreased $3.106 million or 1.8% to $166.594 million for the twelve months ended December 31, 2010 compared with $169.700 million for the same period in 2009.  The decrease was due primarily to a decrease in FDIC assessments.

Asset Quality

Non-performing assets totaled $15.842 million or 0.20% of average earning assets at December 31, 2010 compared with $16.356 million or 0.22% of average earning assets at December 31, 2009 and $20.700 million or 0.26% of average earnings assets at September 30, 2010.  Non-performing assets at December 31, 2010 consisted of $4.439 million in non-accrual loans, $189 thousand in accruing loans 90 or more days past due, approximately $161 thousand in repossessed assets and $11.053 million in ORE.  The allowance for credit losses was 1.48% of total loans at December 31, 2010, 1.54% at December 31, 2009 and 1.50% of total loans at September 30, 2010.

The provision for credit losses was $2.900 million for the three months ended December 31, 2010 and $8.500 million for the three months ended December 31, 2009.  Net charge offs were $2.670 million for the three months ended December 31, 2010 and $3.949 million for the three months ended December 31, 2009.

Non-performing assets (In thousands)	Dec 31, 2010		Sept 30, 2010		Dec 31, 2009
	Amount	#	Amount	#	Amount	#
	(Unaudited)		(Unaudited)		(Unaudited)
Commercial	$1,317	17	$1,446	20	$1,390	19
Construction	8,469	46	7,740	44	5,622	43
1-4 family (including home equity)	3,933	38	4,024	46	2,383	26
Commercial real estate (including multi-family)	2,022	6	7,383	9	6,834	14
Agriculture	11	1	0	0	0	0
Consumer	90	13	107	15	127	11
Total	$15,842	121	$20,700	134	$16,356	113

Net Charge-offs (In thousands)	Three Months Ended Dec 31, 2010	Three Months Ended Sept 30, 2010	Three Months Ended Dec 31, 2009
	(Unaudited)	(Unaudited)	(Unaudited)
Commercial	$855	$464	$1,762
Construction	1,014	829	1,009
1-4 family (including home equity)	314	392	446
Commercial real estate (including multi-family)	285	2,138	312
Agriculture	--	(4)	10
Consumer	202	554	410
Total	$2,670	$4,373	$3,949

The provision for credit losses was $13.585 million for the twelve months ended December 31, 2010, a decrease of $15.190 million compared with $28.775 million for the twelve months ended December 31, 2009.  Net charge offs were $13.864 million for the twelve months ended December 31, 2010 and $13.881 million for the twelve months ended December 31, 2009.

Conference Call

Prosperity’s management team will host a conference call on Friday, January 21, 2011 at 10:30 a.m. Eastern Standard Time (9:30 a.m. Central Standard Time) to discuss Prosperity’s fourth quarter and full year 2010 earnings. Individuals and investment professionals may participate in the call by dialing 1-800-895-0198, the reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com.  The webcast may be accessed directly from Prosperity’s Investor Relations page by clicking on the “4th Quarter Results and Webcast” link.

Acquisition of First Bank’s Texas Branches

On April 30, 2010, Prosperity completed the previously announced acquisition of nineteen (19) Texas retail bank branches of First Bank, a Missouri state-chartered bank. Prosperity Bank paid a premium of 5.5% for approximately $500 million in deposits and purchased approximately $100 million in loans and other assets attributable to the branches.

First Bank’s Texas locations were all in the Houston and Dallas metropolitan areas and represented a strategic enhancement to Prosperity’s presence in these markets. After the consolidation of locations near existing Prosperity banking centers, Prosperity operates (31) Dallas/Fort Worth area banking centers and sixty (60) Houston area banking centers.

The deposits assumed were primarily core deposits and the $100 million in loans purchased were individually selected by Prosperity from First Bank’s loan portfolio associated with the Texas branches and consisted of performing business and consumer-related Texas-based loans.

Acquisition of U. S. Bank’s Texas Branches

On March 29, 2010, Prosperity completed the previously announced acquisition of the three (3) Texas retail bank branches of U.S. Bank. The transaction continued Prosperity’s strategic growth and expansion of the franchise in Texas.  Prosperity Bank paid a premium for approximately $375 million in deposits, as well as purchased certain loans and other assets attributable to the branches.

The three locations acquired by Prosperity were the Texas locations U.S. Bank acquired from the FDIC on October 30, 2009 when U.S. Bank acquired the nine (9) subsidiary banks of FBOP Corporation.  The Texas banks were Madisonville State Bank in Madisonville, Texas; Citizens National Bank in Teague, Texas; and North Houston Bank in Houston, Texas.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc.®, a $9.5 billion Houston, Texas based regional financial holding company, formed in 1983, operates under a community banking philosophy and seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates one hundred seventy-five (175) full service banking locations; sixty (60) in the Houston area; twenty (20) in the South Texas area including Corpus Christi and Victoria; thirty-one (31) in the Dallas/Fort Worth area; twenty-one (21) in the East Texas area; thirty-three (33) in the Central Texas area including Austin and San Antonio; and ten (10) in the Bryan/College Station area.

Bryan/College Station Area -	Dallas/Fort Worth Area -	Jacksonville	Bay City
		Kerens	Beaumont
Bryan	Dallas -	Longview	Cinco Ranch
Bryan-East	Abrams Centre	Mount Vernon	Cleveland
Bryan-North	Balch Springs	Palestine	East Bernard
Caldwell	Camp Wisdom	Rusk	El Campo
College Station	Cedar Hill	Seven Points	Dayton
Greens Prairie	Central Expressway	Teague	Galveston
Madisonville	East Renner	Tyler	Groves
Navasota	Frisco	Tyler-University	Hempstead
Rock Prairie	Frisco-West	Winnsboro	Hitchcock
Wellborn Road	Independence		Katy
	Kiest		Liberty
Central Texas Area -	McKinney	Houston Area -	Magnolia
	McKinney-Stonebridge		Mont Belvieu
Austin -	Midway	Houston -	Nederland
183	Preston Forest	Aldine	Needville
Allandale	Preston Road	Allen Parkway	Shadow Creek
Cedar Park	Red Oak	Bellaire	Sweeny
Congress	Sachse	Beltway	Tomball
Lakeway	The Colony	Clear Lake	Waller
Liberty Hill	Turtle Creek	Copperfield	West Columbia
Northland	Westmoreland	Cypress	Wharton
Oak Hill		Downtown	Winnie
Parmer Lane		Eastex	Wirt
Research Blvd	Fort Worth -	Fairfield
Westlake	Haltom City	First Colony
	Keller	Gessner	South Texas Area -
	Roanoke	Gladebrook
Other Central Texas	Stockyards	Harrisburg	Corpus Christi -
Locations -		Heights	Airline
Bastrop		Highway 6 West	Carmel
Cuero	Other Dallas/Fort Worth	Hillcroft	Northwest
Dime Box	Locations -	Little York	Saratoga
Dripping Springs	Azle	Medical Center	Water Street
Elgin	Ennis	Memorial Drive
Flatonia	Gainesville	Northside	Other South Texas
Georgetown	Mesquite	Pasadena	Locations -
Gonzales	Muenster	Pecan Grove	Alice
Hallettsville	Sanger	Piney Point	Aransas Pass
Kingsland	Waxahachie	River Oaks	Beeville
La Grange		Royal Oaks	Edna
Lexington		Sugar Land	Goliad
New Braunfels	East Texas Area -	SW Medical Center	Kingsville
Pleasanton	Athens	Tanglewood	Mathis
Round Rock	Athens-South	Uptown	Padre Island
San Antonio	Blooming Grove	Waugh Drive	Palacios
Schulenburg	Canton	West University	Port Lavaca
Seguin	Carthage	Westheimer	Portland
Smithville	Corsicana	Woodcreek	Rockport
Weimar	Crockett		Sinton
Yoakum	Eustace	Other Houston Area	Victoria
Yorktown	Grapeland	Locations -	Victoria-North
	Gun Barrel City	Angleton

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity, and its subsidiaries.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks;  continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies.  These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2009 and other reports and statements Prosperity has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares’®  may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

Prosperity Bancshares, Inc. ®
Financial Highlights
(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2010	Dec 31, 2009	Dec 31, 2010	Dec 31, 2009
Selected Earnings and Per	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Share Data

Total interest income	$92,436	$99,585	$384,537	$409,614
Total interest expense	12,927	19,496	66,389	102,513
Net interest income	79,509	80,089	318,148	307,101
Provision for credit losses	2,900	8,500	13,585	28,775
Net interest income after
provision for credit losses	76,609	71,589	304,563	278,326

Total non-interest income	13,905	14,711	53,833	60,097
Total non-interest expense	41,227	40,176	166,594	169,700
Net income before taxes	49,287	46,124	191,802	168,723
Federal income taxes	16,489	15,555	64,094	56,844

Net income	$32,798	$30,569	$127,708	$111,879

Basic earnings per share	$0.70	$0.66	$2.74	$2.42

Diluted earnings per share	$0.70	$0.65	$2.73	$2.41

Period end shares outstanding	46,684	46,541	46,684	46,541
Weighted average shares
outstanding (basic)	46,671	46,524	46,621	46,177
Weighted average shares
outstanding (diluted)	46,818	46,800	46,832	46,354

Prosperity Bancshares, Inc. ®
Financial Highlights
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2010	Dec 31, 2009	Dec 31, 2010	Dec 31, 2009
Balance Sheet Averages	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$3,421,698	$3,389,529	$3,394,502	$3,455,761
Investment securities	4,542,433	4,152,752	4,508,918	4,052,989
Federal funds sold and
other earning assets	14,305	13,607	48,944	77,328
Total earning assets	7,978,436	7,555,888	7,952,364	7,586,078
Allowance for credit losses	(51,551)	(48,894)	(52,151)	(42,279)
Cash and due from banks	133,620	131,189	130,554	137,040
Goodwill	923,687	876,979	907,548	875,841
Core Deposit Intangibles (CDI)	29,822	36,543	32,532	38,543
Other real estate	13,121	12,308	14,490	11,710
Fixed assets, net	160,177	149,649	158,667	143,562
Other assets	133,839	105,351	134,376	101,199
Total assets	$9,321,151	$8,819,013	$9,278,380	$8,851,694

Non-interest bearing deposits	$1,661,448	$1,481,514	$1,567,676	$1,488,699
Interest bearing deposits	5,791,726	5,607,074	5,965,063	5,723,316
Total deposits	7,453,174	7,088,588	7,532,739	7,212,015
Securities sold under
repurchase agreements	77,759	88,094	81,623	93,625
Federal funds purchased and
other borrowings	198,677	141,073	109,260	75,747
Junior subordinated
debentures	92,265	92,265	92,265	92,265
Other liabilities	54,429	66,410	56,334	73,293
Shareholders' equity(A)	1,444,847	1,342,583	1,406,159	1,304,749
Total liabilities and equity	$9,321,151	$8,819,013	$9,278,380	$8,851,694

(A) Includes $17,516 and $18,216, in after-tax unrealized gains on available for sale securities for the three month periods ending December 31, 2010 and December 31, 2009, respectively,  and $17,693 and $14,889 for the twelve month periods ending December 31, 2010 and December 31, 2009, respectively.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2010	Dec 31, 2009	Dec 31, 2010	Dec 31, 2009
Income Statement Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest on loans	$52,722	$53,461	$209,711	$219,320
Interest on securities	39,708	46,116	174,707	190,106
Interest on federal funds sold and
other earning assets	6	8	119	188
Total interest income	92,436	99,585	384,537	409,614
Interest expense - deposits	11,749	18,062	61,509	95,834
Interest expense - debentures	803	803	3,250	3,760
Interest expense - other	375	631	1,630	2,919
Total interest expense	12,927	19,496	66,389	102,513
Net interest income(B)	79,509	80,089	318,148	307,101
Provision for credit losses	2,900	8,500	13,585	28,775
Net interest income after
provision for credit losses	76,609	71,589	304,563	278,326
Service charges on
deposit accounts	12,780	12,953	50,250	51,742
Net gain on sale of assets	2	145	402	422
Net (loss) gain on sale of ORE	(915)	(135)	(4,262)	417
Brokered mortgage income	78	36	205	305
Other non-interest income	1,960	1,712	7,238	7,211
Total non-interest income	13,905	14,711	53,833	60,097

Salaries and benefits(C)	21,421	19,747	86,980	84,396
CDI amortization	2,172	2,441	9,016	10,076
Net occupancy and equipment	3,975	3,794	15,153	14,910
Depreciation	1,999	2,056	8,313	8,226
Data processing and
software amortization	1,515	1,386	6,222	6,449
Regulatory assessments and FDIC insurance	2,812	2,473	11,039	13,661
Other non-interest expense	7,333	8,279	29,871	31,982
Total non-interest expense	41,227	40,176	166,594	169,700
Net income before taxes	49,287	46,124	191,802	168,723
Federal income taxes	16,489	15,555	64,094	56,844
Net income available
to common shareholders	$32,798	$30,569	$127,708	$111,879

(B) Net interest income on a tax equivalent basis would be $80,238 and $80,770 for the three months ended December 31, 2010 and December 31, 2009, respectively, and $321,049 and $309,866 for the twelve months ended December 31, 2010 and December 31, 2009, respectively.

(C) Salaries and benefits includes equity compensation expenses of $825 and $628 for the three months ended December 31, 2010 and December 31, 2009, respectively, and $3,037 and $1,515 for the twelve months ended December 31, 2010 and December 31, 2009, respectively.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars and share amounts in thousands, except per share data)

	As of and for the		As of and for the
	Three Months Ended		Twelve Months Ended
	Dec 31, 2010	Dec 31, 2009	Dec 31, 2010	Dec 31, 2009
Common Share and	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Other Data
Employees - FTE	1,708	1,594	1,708	1,594

Book value per share	$31.11	$29.03	$31.11	$29.03
Tangible book value per share	$10.70	$9.43	$10.70	$9.43

Period end shares outstanding	46,684	46,541	46,684	46,541
Weighted average shares
outstanding (basic)	46,671	46,524	46,621	46,177
Weighted average shares
outstanding (diluted)	46,818	46,800	46,832	46,354

Non-accrual loans	$4,439	$6,079	$4,439	$6,079
Accruing loans 90 or more
days past due	189	2,332	189	2,332
Restructured loans	0	0	0	0
Total non-performing loans	4,628	8,411	4,628	8,411
Repossessed assets	161	116	161	116
Other real estate	11,053	7,829	11,053	7,829
Total non-performing assets	$15,842	$16,356	$15,842	$16,356

Allowance for credit losses at
end of period	$51,584	$51,863	$51,584	$51,863

Net charge-offs	$2,670	$3,949	$13,864	$13,881

Basic earnings per share	$0.70	$0.66	$2.74	$2.42

Diluted earnings per share	$0.70	$0.65	$2.73	$2.41

Prosperity Bancshares, Inc.®
Financial Highlights

	Three Months Ended		Twelve Months Ended
	Dec 31, 2010	Dec 31, 2009	Dec 31, 2010	Dec 31, 2009
Performance Ratios	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Return on average
assets (annualized)	1.41%	1.39%	1.38%	1.26%
Return on average common
equity (annualized)	9.08%	9.11%	9.08%	8.57%
Return on average tangible
common equity (annualized)	26.70%	28.50%	27.40%	28.66%
Net interest margin(D)
(tax equivalent) (annualized)	3.99%	4.24%	4.04%	4.08%

Efficiency ratio(E)	44.13%	42.44%	44.83%	46.27%

Asset Quality Ratios

Non-performing assets to
average earning assets	0.20%	0.22%	0.20%	0.22%
Non-performing assets to loans
and other real estate	0.45%	0.48%	0.45%	0.48%
Net charge-offs
to average loans	0.08%	0.12%	0.41%	0.40%
Allowance for credit losses to
total loans	1.48%	1.54%	1.48%	1.54%

Common Stock Market Price

High	$39.96	$41.18	$43.66	$41.18

Low	$30.37	$33.62	$28.27	$20.04

Period end market price	$39.28	$40.47	$39.28	$40.47

(D) Net interest margin for all periods presented is calculated on an actual 365 or actual 366 day basis.

(E) Prosperity’s efficiency ratio is calculated by dividing total non-interest expense (excluding credit loss provisions) by net interest income plus non-interest income (excluding net gains and losses on the sale of assets).  Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Dec 31, 2010		Sept 30, 2010		June 30, 2010		Mar 31, 2010
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Loan Portfolio

Commercial	$440,480	12.64%	$419,539	12.29%	$440,274	12.85%	$412,602	12.32%
Construction	502,327	14.41%	498,400	14.60%	514,793	15.03%	539,430	16.11%
1-4 family residential	824,057	23.65%	789,859	23.14%	758,670	22.15%	729,015	21.77%
Home equity	118,781	3.41%	114,846	3.36%	116,071	3.39%	119,754	3.58%
Commercial real estate	1,370,649	39.33%	1,357,046	39.75%	1,349,834	39.42%	1,302,357	38.90%
Agriculture	140,752	4.04%	143,917	4.22%	148,770	4.34%	140,418	4.19%
Consumer	87,977	2.52%	90,212	2.64%	96,628	2.82%	104,807	3.13%
Total Loans	$3,485,023		$3,413,819		$3,425,040		$3,348,383

Deposit Types

Non-interest bearing DDA	$1,673,190	22.44%	$1,623,078	21.66%	$1,576,727	20.18%	$1,525,079	20.07%
Interest bearing DDA	1,412,337	18.95%	1,278,564	17.07%	1,359,041	17.39%	1,354,393	17.82%
Money Market	1,748,344	23.45%	1,799,923	24.03%	1,901,149	24.33%	1,807,704	23.79%
Savings	423,026	5.67%	402,707	5.38%	385,376	4.93%	360,776	4.75%
Time < $100	1,119,336	15.01%	1,224,226	16.34%	1,316,602	16.85%	1,284,271	16.90%
Time > $100	1,078,687	14.48%	1,163,082	15.52%	1,275,034	16.32%	1,266,756	16.67%
Total Deposits	$7,454,920		$7,491,580		$7,813,929		$7,598,979

Loan to Deposit Ratio	46.7%		45.6%		43.8%		44.1%

Construction Loans

Single family residential construction	$118,207	23.52%	$127,325	25.55%	$136,127	26.45%	$134,963	25.03%
Land development	52,773	10.51%	55,902	11.22%	74,570	14.49%	76,871	14.25%
Raw land	64,524	12.85%	67,108	13.46%	68,112	13.23%	76,817	14.24%
Residential lots	88,648	17.65%	88,611	17.78%	93,764	18.21%	99,012	18.35%
Commercial lots	52,183	10.39%	48,346	9.70%	49,341	9.58%	49,863	9.24%
Commercial Construction and other	125,992	25.08%	111,108	22.29%	92,879	18.04%	101,904	18.89%
Total Construction Loans	$502,327		$498,400		$514,793		$539,430

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Dec 31, 2010	Sept 30, 2010	June 30, 2010	Mar 31, 2010	Dec 31, 2009
Balance Sheet Data (at period end)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$3,485,023	$3,413,819	$3,425,040	$3,348,383	$3,376,703
Investment securities(F)	4,617,116	4,472,639	4,817,847	4,525,506	4,118,290
Federal funds sold	393	553	823	577	354
Allowance for credit losses	(51,584)	(51,354)	(52,727)	(51,893)	(51,863)
Cash and due from banks	158,975	140,678	148,395	169,534	194,963
Goodwill	924,258	923,933	921,484	890,123	876,987
Core deposit intangibles	28,776	30,948	33,389	33,094	35,385
Other real estate	11,053	11,233	12,520	12,991	7,829
Fixed assets, net	159,053	159,717	161,267	152,886	148,855
Other assets	143,509	136,336	140,784	137,532	142,897
Total assets	$9,476,572	$9,238,502	$9,608,822	$9,218,733	$8,850,400

Demand deposits	$1,673,190	$1,623,078	$1,576,727	$1,525,079	$1,492,612
Interest bearing deposits	5,781,730	5,868,502	6,237,202	6,073,900	5,765,938
Total deposits	7,454,920	7,491,580	7,813,929	7,598,979	7,258,550
Securities sold under
repurchase agreements	60,659	96,416	93,060	68,441	72,596
Federal funds purchased and
other borrowings	374,433	71,686	154,935	15,879	26,140
Junior subordinated debentures	92,265	92,265	92,265	92,265	92,265
Other liabilities	41,956	56,985	50,499	65,262	49,604
Total liabilities	8,024,233	7,808,932	8,204,688	7,840,826	7,499,155
Shareholders' equity(G)	1,452,339	1,429,570	1,404,134	1,377,907	1,351,245
Total liabilities and equity	$9,476,572	$9,238,502	$9,608,822	$9,218,733	$8,850,400

(F) Includes $22,007, $26,869, $28,028, $27,710 and $25,855 in unrealized gains on available for sale securities for the quarterly periods ending December 31, 2010, September 30, 2010, June 30, 2010, March 31, 2010 and December 31, 2009, respectively.

(G) Includes $14,304, $17,465, $18,218, $18,011 and $16,806 in after-tax unrealized gains on available for sale securities for the quarterly periods ending December 31, 2010, September 30, 2010, June 30, 2010, March 31, 2010 and December 31, 2009, respectively.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Three Months Ended
	Dec 31, 2010	Sept 30, 2010	June 30, 2010	Mar 31, 2010	Dec 31, 2009
Income Statement Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest on loans	$52,722	$52,855	$52,681	$51,453	$53,461
Interest on securities	39,708	43,382	46,603	45,014	46,116
Interest on federal funds
sold and other earning assets	6	10	74	29	8
Total interest income	92,436	96,247	99,358	96,496	99,585
Interest expense- deposits	11,749	14,702	17,573	17,485	18,062
Interest expense- debentures	803	857	799	791	803
Interest expense- other	375	421	386	448	631
Total interest expense	12,927	15,980	18,758	18,724	19,496
Net interest income	79,509	80,267	80,600	77,772	80,089
Provision for credit losses	2,900	3,000	3,275	4,410	8,500
Net interest income after
provision for credit losses	76,609	77,267	77,325	73,362	71,589
Service charges on
deposits accounts	12,780	13,201	12,680	11,589	12,953
Net gain on sale of assets	2	1	399	0	145
Net loss on sale of ORE	(915)	(1,364)	(1,689)	(294)	(135)
Brokered mortgage income	78	64	50	13	36
Other non-interest income	1,960	1,752	1,856	1,670	1,712
Total non-interest income	13,905	13,654	13,296	12,978	14,711
Salaries and benefits	21,421	22,016	22,431	21,112	19,747
CDI amortization	2,172	2,274	2,280	2,290	2,441
Net occupancy and equipment	3,975	4,036	3,708	3,434	3,794
Depreciation	1,999	2,161	2,147	2,006	2,056
Data processing and
software amortization	1,515	1,550	1,742	1,415	1,386
Regulatory assessments and FDIC insurance	2,812	2,817	2,801	2,609	2,473
Other non-interest expense	7,333	7,739	7,940	6,859	8,279
Total non-interest expense	41,227	42,593	43,049	39,725	40,176
Net income before taxes	49,287	48,328	47,572	46,615	46,124
Federal income taxes	16,489	16,162	15,826	15,617	15,555
Net income available
to common shareholders	$32,798	$32,166	$31,746	$30,998	$30,569

Prosperity Bancshares, Inc.®
Financial Highlights

	Three Months Ended
	Dec 31, 2010	Sept. 30, 2010	June 30, 2010	Mar 31, 2010	Dec 31, 2009
Comparative Quarterly	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Asset Quality, Performance
& Capital Ratios

Return on average
assets (annualized)	1.41%	1.36%	1.34%	1.40%	1.39%
Return on average common
equity (annualized)	9.08%	9.06%	9.12%	9.07%	9.11%
Return on average tangible
equity (annualized)	26.70%	27.62%	28.08%	27.22%	28.50%
Net interest margin
(tax equivalent) (annualized)	3.99%	3.97%	4.00%	4.20%	4.24%

Employees – FTE	1,708	1,719	1,753	1,651	1,594

Efficiency ratio	44.13%	45.35%	46.04%	43.77%	42.44%
Non-performing assets to
average earning assets	0.20%	0.26%	0.27%	0.26%	0.22%
Non-performing assets to loans
and other real estate	0.45%	0.60%	0.64%	0.59%	0.48%
Net charge-offs to
average loans	0.08%	0.13%	0.07%	0.13%	0.12%
Allowance for credit losses to
total loans	1.48%	1.50%	1.54%	1.55%	1.54%

Book value per share	$31.11	$30.64	$30.12	$29.58	$29.03

Tangible book value per share	$10.70	$10.17	$9.64	$9.76	$9.43

Tier 1 risk-based capital	13.64%	13.23%	12.31%	12.82%	12.61%

Total risk-based capital	14.87%	14.47%	13.56%	14.07%	13.86%

Tier 1 leverage capital	6.87%	6.45%	6.10%	6.61%	6.47%

Tangible equity to tangible assets	5.86%	5.73%	5.19%	5.48%	5.53%

Equity to assets	15.33%	15.47%	14.61%	14.95%	15.27%

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Three Months Ended December 31, 2010			Three Months Ended December 31, 2009
YIELD ANALYSIS	Average	Interest Earned	Average	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$3,421,698	$52,722	6.11%	$3,389,529	$53,461	6.26%
Investment securities	4,542,433	39,708	3.50%	4,152,752	46,116	4.44%
Federal funds sold and other
earning assets	14,305	6	0.17%	13,607	8	0.23%
Total interest earning assets	7,978,436	$92,436	4.60%	7,555,888	$99,585	5.23%
Allowance for credit losses	(51,551)			(48,894)
Non-interest earning assets	1,394,266			1,312,019
Total assets	$9,321,151			$8,819,013

Interest Bearing Liabilities:
Interest bearing demand deposits	$1,291,312	$1,772	0.54%	$1,119,119	$2,030	0.72%
Savings and money market deposits	2,229,295	3,189	0.57%	1,988,158	4,150	0.83%
Certificates and other time deposits	2,271,119	6,788	1.19%	2,499,797	11,882	1.89%
Securities sold under repurchase agreements	77,759	110	0.56%	88,094	218	0.98%
Federal funds purchased and other borrowings	198,677	265	0.53%	141,073	413	1.16%
Junior subordinated debentures	92,265	803	3.45%	92,265	803	3.45%
Total interest bearing liabilities	$6,160,427	$12,927	0.83%	$5,928,506	$19,496	1.30%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	$1,661,448			$1,481,514
Other liabilities	54,429			66,410
Total liabilities	$7,876,304			$7,476,430
Shareholders' equity	$1,444,847			$1,342,583
Total liabilities and shareholders' equity	$9,321,151			$8,819,013

Net Interest Income & Margin		$79,509	3.95%		$80,089	4.21%

Net Interest Income & Margin
(tax equivalent)		$80,238	3.99%		$80,770	4.24%

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Twelve Months Ended December 31, 2010			Twelve Months Ended December 31, 2009
YIELD ANALYSIS	Average	Interest Earned	Average	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$3,394,502	$209,711	6.18%	$3,455,761	$219,320	6.35%
Investment securities	4,508,918	174,707	3.87%	4,052,989	190,106	4.69%
Federal funds sold and other
earning assets	48,944	119	0.24%	77,328	188	0.24%
Total interest earning assets	7,952,364	$384,537	4.84%	7,586,078	$409,614	5.40%
Allowance for credit losses	(52,151)			(42,279)
Non-interest earning assets	1,378,167			1,307,895
Total assets	$9,278,380			$8,851,694

Interest Bearing Liabilities:
Interest bearing demand deposits	$1,336,400	$8,994	0.67%	$1,082,332	$8,587	0.79%
Savings and money market deposits	2,189,695	15,159	0.69%	1,910,721	19,405	1.02%
Certificates and other time deposits	2,438,968	37,356	1.53%	2,730,263	67,842	2.48%
Securities sold under repurchase agreements	81,623	595	0.73%	93,625	1,166	1.25%
Federal funds purchased and other borrowings	109,260	1,035	0.95%	75,747	1,753	2.31%
Junior subordinated debentures	92,265	3,250	3.52%	92,265	3,760	4.08%
Total interest bearing liabilities	6,248,211	$66,389	1.06%	5,984,953	$102,513	1.71%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,567,676			1,488,699
Other liabilities	56,334			73,293
Total liabilities	7,872,221			7,546,945
Shareholders' equity	1,406,159			1,304,749
Total liabilities and shareholders' equity	$9,278,380			$8,851,694

Net Interest Income & Margin		$318,148	4.00%		$307,101	4.05%

Net Interest Income & Margin
(tax equivalent)		$321,049	4.04%		$309,866	4.08%

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data (Unaudited)
(Dollars and share amounts  in thousands, except per share data)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes.  Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook.  These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

	Three months ended
	Dec 31, 2010	Sept 30, 2010	June 30, 2010	Mar 31, 2010	Dec 31, 2009
Return on average tangible common equity:	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income	$32,798	$32,166	$31,746	$30,998	$30,569
Average shareholders' equity	1,444,847	1,419,784	1,392,493	1,367,511	1,342,583
Less: Average goodwill and other intangible assets	(953,509)	(953,892)	(940,246)	(912,065)	(913,522)
Average tangible shareholders’ equity	$491,338	$465,892	$452,247	$455,446	$429,061
Return on average tangible common equity:	26.70%	27.62%	28.08%	27.22%	28.50%

Tangible book value per share:
Shareholders’ equity	$1,452,339	$1,429,570	$1,404,134	$1,377,907	$1,351,245
Less: Goodwill and other intangible assets	(953,034)	(954,881)	(954,873)	(923,217)	(912,372)
Tangible shareholders’ equity	$499,305	$474,689	$449,261	$454,690	$438,873

Period end shares outstanding	46,684	46,653	46,622	46,575	46,541
Tangible book value per share:	$10.70	$10.17	$9.64	$9.76	$9.43

Tangible equity to tangible assets ratio:
Tangible shareholders’ equity	$499,305	$474,689	$449,261	$454,690	$438,873

Total assets	$9,476,572	$9,238,502	$9,608,822	$9,218,733	$8,850,400
Less: Goodwill and other intangible assets	(953,034)	(954,881)	(954,873)	(923,217)	(912,372)
Tangible assets	$8,523,538	$8,283,621	$8,653,949	$8,295,516	$7,938,028

Tangible equity to tangible assets ratio:	5.86%	5.73%	5.19%	5.48%	5.53%

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data (Unaudited)
(Dollars and share amounts in thousands, except per share data)

	Twelve Months Ended
	Dec 31, 2010	Dec 31, 2009
Return on average tangible common equity:	(unaudited)	(unaudited)
Net income	$127,708	$111,879
Average shareholders' equity	1,406,159	1,304,749
Less: Average goodwill and other intangible assets	(940,080)	(914,384)
Average tangible shareholders’ equity	$466,079	$390,365
Return on average tangible common equity:	27.40%	28.66%

Tangible book value per share:
Shareholders equity	$1,452,339	$1,351,245
Less: Goodwill and other intangible assets	(953,034)	(912,372)
Tangible shareholders’ equity	$499,305	$438,873

Period end shares outstanding	46,684	46,541
Tangible book value per share:	$10.70	$9.43

Tangible equity to tangible assets ratio:
Tangible shareholders’ equity	$499,305	$38,873

Total assets	$9,476,572	$8,850,400
Less: Goodwill and other intangible assets	(953,034)	(912,372)
Tangible assets	$8,523,538	$7,938,028

Tangible equity to tangible assets ratio:	5.86%	5.53%